Exhibit 10.1
SEPARATION, WAIVER AND GENERAL RELEASE AGREEMENT
This Separation, Waiver and General Release Agreement (referred to herein as “Agreement” or “Release”) is entered into by and between Teresa South (referred to herein as “You” or “Releasor”) and HMS Holdings Corp. For purposes of this Agreement, the term “Company” shall refer to HMS Holdings Corp. and its corporate affiliates and their respective direct and indirect subsidiaries and successors and assigns. The Company, together with its past and present parents, subsidiaries, affiliates, shareholders, owners, partners, members, officers, directors, representatives, employees, agents, counsel, successors and assigns, benefit plans, benefit plan trustees and administrators are referred to collectively herein as the “Releasees.” You and the Releasees shall be referred to collectively herein as the “Parties” and individually as a “Party.”
WHEREAS, the Parties previously entered into that certain Amended and Restated Executive Employment Agreement, effective March 29, 2018 (the “Employment Agreement”), pursuant to which the Company has employed you as its Executive Vice President, Chief Administrative Officer;
WHEREAS, the Company previously granted you certain nonqualified stock options and restricted stock units, some of which are unvested and unexercised as of the date hereof (the “Equity Awards”);
WHEREAS, your employment with the Company will end as of June 30, 2020 (the “Separation Date”); and
WHEREAS, in accordance with Section 6(b) of the Employment Agreement, the Company desires to offer you this Agreement in exchange for certain agreements, warranties, representations and releases on your part contained in this Agreement;
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Nature of Agreement and Non-Admission of Liability
This is an agreement of settlement and compromise, and by entering into this Agreement none of the Parties agree or concede in any manner whatsoever that they violated any law or statute of any jurisdiction, breached any duty, responsibility or contract, or acted improperly in any manner. It is understood and agreed that nothing in this Agreement shall be interpreted or construed as the admission of any wrongdoing by any or all the Releasees or by any person or entity acting for or on behalf of any or all of the Releasees.
2. End of Releasor’s Employment
You agree that, effective as of April 6, 2020, you will resign from your position as Executive Vice President, Chief Administrative Officer of the Company and from all other employee, officer, director, manager, and other positions and associations of any kind with the

Company; provided, however, that your employment with the Company shall not terminate until the Separation Date. You agree to execute all documents and to take such further steps as may be required to effectuate such resignation(s). You agree that during the period commencing on the Effective Date (as defined in paragraph 15 below) and ending on the Separation Date, you shall assist with the transition of your current duties and responsibilities, to the extent requested by the Company’s Chief Executive Officer (the “CEO”). The Company shall continue to employ you until the Separation Date, and your salary and all benefits will remain unchanged and your Equity Awards shall continue to vest in accordance with their terms until such date; provided, however, that you shall no longer have any leadership or decision-making authority or take any actions, execute any documents, or make any representations on behalf of the Company. Provided that you continue to provide services to the Company through the Separation Date, the Company acknowledges and agrees that your termination of employment will be as a result of your “Retirement” (as such term is defined in the Equity Awards), and that your Equity Awards shall remain eligible for continued vesting in accordance with the terms of the underlying award agreements for such Equity Awards. You agree that your services shall be available to the Company as needed through the Separation Date and will be subject to the same policies, standards of conduct and performance applicable to all officers and managers of the Company. From the date hereof and until the Separation Date, you shall serve as a senior advisor to the Company, and you agree to (i) cooperate fully and provide assistance, at the request of the CEO and upon reasonable notice, in the orderly transitioning of your duties and responsibilities to such other persons as the Company shall designate and (ii) thoroughly and diligently perform those duties and actions which are necessary or appropriate to cause such orderly transition. You acknowledge and agree that you shall receive no additional compensation for time spent assisting the Company pursuant to this paragraph 2 other than the compensation and benefits provided for in this Agreement. You agree that this Agreement fully supersedes any and all prior agreements relating to your employment with the Company, including, without limitation, the Employment Agreement (other than the Surviving Provisions and the Restrictive Covenant Agreement (each as defined below)).
3. No Further Monies are Due to You; Non-Waiver of Certain Rights
Other than the monies to be paid pursuant to paragraph 4 and the Equity Awards, there are no other monies that you claim are owed to you which relate in any way to your employment with the Company. This includes, but is not limited to, salaries, bonuses, commissions, wages, reimbursable business expenses or contributions to employee benefit plans, vacation or severance pay. Nothing herein shall be construed or interpreted in any way to: (a) limit or deny your right to receive any vested employee benefit under a plan of the Company for which you were or are a participant; (b) alter your right to elect continued coverage of benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or any state equivalent law; or (c) limit your ability to seek and/or collect unemployment insurance benefits (assuming you otherwise qualify for such benefits).
4. Consideration
A. Prior to the Separation Date, you shall continue to receive your base salary, less all applicable payroll taxes and withholdings, in accordance with the Company’s normal payroll practices, and other benefits as in effect immediately prior to the Effective Date.

B. Provided that you comply with this Agreement, the Restrictive Covenant Agreement and the Surviving Provisions, do not revoke your signature on this Agreement (as discussed in paragraph 16), and execute the attached Exhibit B on (but not before) the Separation Date, or within seven (7) days following the Separation Date, and do not revoke it, the Company shall (on behalf of the Releasees) provide you with the following consideration after your termination of employment:
(i)The Company will pay you an amount equal to twelve (12) times your monthly base salary (the “Separation Payment”), provided you have not secured another position with the Company. The Separation Payment shall be paid to you in bi-weekly payments, beginning on the first full payroll period after the expiration of the revocation period set forth in paragraph 16 of this Agreement. Payments of the Separation Payment will be made on the Company’s normal payroll cycle in accordance with the Company’s regular payroll practices, and are subject to all statutory deductions required by federal, state and/or local law. Payments will be reported on a tax Form W-2.
(ii)The Company will pay you a lump-sum amount equal to the difference between the COBRA coverage premium for the same type of medical, dental and vision coverage (single, family or other) in which you are enrolled as of the Separation Date and your employee contribution, which represents the amount the Company would allocate for such coverage had your coverage remained active for twelve (12) months. This payment will be made within sixty (60) days of the termination of your employment and will be taxable and subject to withholding for all required federal, state and/or local income and employment taxes. You will be responsible for ensuring the timely payment of your COBRA coverage premiums.
The Company shall have no obligation to pay the amounts or to provide the benefits described in this paragraph 4(B) unless you execute and do not revoke this Agreement and Exhibit B. The amounts payable pursuant to this paragraph 4(B) shall not be treated as compensation under the Company’s 401(k) or other retirement plan. You acknowledge and agree that you are not otherwise entitled to the amounts and benefits set forth in this paragraph 4(B).
C. Even if you choose not to sign this Agreement, or if you sign this Agreement and then revoke your signature (as explained below), you will still be paid your regular salary through the Separation Date, your accrued but unused paid time off, if any, for the calendar year in which the Separation Date occurs and any unreimbursed business expenses, in each case, in accordance with the applicable Company policies and as may be required by law.
5. Return of Company Property
On or before the Separation Date, you shall return to the Company all Company property in your possession, custody or control, including all keys, files, records, equipment (including computer hardware, software, printers, wireless handheld devices, cellular phones, etc.), and Company Confidential Information (as defined in paragraph 11(B)) and have left intact with, or delivered intact to, the Company all electronic Company documents, including those that you developed or helped to develop during your employment, none of which you will retain in any form or medium. Should you later discover additional items described or referenced in this paragraph 5, you will promptly notify the Company and return/deliver such items to the Company.
6. Release
In exchange for the consideration provided by the Company under the terms of this Agreement in paragraph 4(B), you irrevocably and unconditionally release and discharge the Releasees jointly and severally, from any and all debts, claims, liabilities, demands and causes of action of every kind, nature and description, in law, or in equity, which against the Releasees, you, your heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time until the date you sign this Agreement. You represent that you have not assigned or otherwise transferred any interest in any claim (or any portion thereof) that is the subject of this Agreement.
This Release covers, without limitation, any claims of harassment and/or discrimination on the basis of sex, sexual orientation, gender identification, pregnancy, disability (including claims concerning a history or record of a disability, predisposing genetic condition, and claims that you were regarded as having a disability), handicap, genetic information, race, color, religion, creed, national origin, ancestry, age, citizenship, ethnic characteristics, marital status or military/veteran status and also includes, no matter how denominated or described, any claims under any federal, state or local law, statute, rule, regulation, ordinance or executive order of discrimination and/or retaliation and non-payment of wages, bonuses, commissions or other compensation, including, without limitation, the Age Discrimination in Employment Act of 1967 (“ADEA”), Older Workers Benefit Protection Act, Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964, Civil Rights Act of 1866 and/or 1871, 42 U.S.C. § 1981, The Civil Rights Act of 1991, Rehabilitation Act of 1973, Executive Order 11246, Executive Order 11141, Genetic Information Nondiscrimination Act of 2008, Americans with Disabilities Act of 1990 (“ADA”), ADA Amendments Act, Family and Medical Leave Act, Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, Fair Labor Standards Act, Worker Adjustment and Retraining Notification Act, Fair Credit Reporting Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, Texas Labor Code Annotated § 21.001 et seq. (Texas civil rights law), Texas Labor Code Annotated § 21.055 et seq. (Texas whistleblower protection law), Texas Commission on Human Rights Act, Texas Law on Communicable Diseases, Texas Breast-Feeding Rights and Policies Law,, and all other federal, state and local laws, including without any limitation, any claims of wrongful or tortious discharge or termination, breach of contract, breach of the implied covenant of good faith and fair dealing, written or oral, express or implied, breach of promise, public policy, negligence, intentional infliction of emotional distress, negligent infliction of emotional distress, assault, battery, false imprisonment, defamation, libel, slander, invasion of privacy, impairment of economic opportunity, loss of business opportunity, fraud, misrepresentation, and whistleblower activities, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local law, statute, rule, regulation, ordinance or executive order not expressly referenced above. This Release does not affect your right to benefits under the terms of any employee benefit plan in which you participated while employed by the Company, continuation coverage benefits under COBRA, your right to enforce the terms of this Agreement, any claim for indemnification to which you are entitled under the Company’s directors and officers liability insurance or under the Certificate of Incorporation or By-Laws of the Company or your rights under the Equity Awards.
This Release does not apply to any claims or rights that may arise after the date you sign this Release. Excluded from this Release are any claims which cannot be waived by law, including but not limited to, the right to participate in an investigation conducted by certain government agencies. You do, however, waive your right to any monetary recovery from the Company or the Releasees should any agency (e.g., the Equal Employment Opportunity Commission) pursue any claims on your behalf, unless otherwise prohibited by law, and provided that you have not waived any right to, and shall not be precluded from seeking, any government issued award including any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, or similar provision. You represent and warrant that you have not filed any complaint, charge, or lawsuit against the Company with any government agency or any court.
You agree never to sue the Company or the Releasees in any forum for any claim covered by the above waiver and release language, except that you may bring a claim against the Company under the ADEA to challenge this Release. If you violate this Release by suing the Company or the Releasees, other than under the ADEA or as otherwise set forth above, you shall be liable to the Company and/or the Releasees for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this Release is intended to reflect any Party’s belief that your waiver of claims under ADEA is invalid or unenforceable, it being the interest of the Company and you that such claims are waived.
The Parties intend this Release to be construed and interpreted to the fullest extent permitted by law as a general release. The terms of this Agreement are accepted by you as full and complete resolution, accord and satisfaction of any and all claims, demands or grievances you have made against, and/or could have made against any of the Releasees.
7. Acknowledgements
You acknowledge that you have no knowledge of any violations by the Company of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Fair Debt Collection Practices Act, the civil or criminal provisions of the federal False Claims Act, the Civil Monetary Penalties Statute, Titles XVIII and XIX of the Social Security Act (the Medicare and Medicaid statutes), the Health Care Benefit Program False Statements Statute, the Health Care Fraud Statute, any and all of the statutory provisions referenced in the Federal Health Care Offense Definitions Statute, or any other federal or state laws relating to negligence, fraud and abuse in health care (collectively, the “Health Care Laws”), or the Sarbanes Oxley Act. You have received instruction from the Company on how to report claims or violations under the Health Care Laws and the Sarbanes Oxley Act, and as of the date of executing this Agreement, have no claims to report under the Health Care Laws or the Sarbanes Oxley Act. You further certify that you have not reported to any government authority or other entity any such healthcare or securities compliance concerns, issues, and/or violations or potential violations, which remain unanswered or unresolved. Furthermore, in connection with the foregoing acknowledgements, you have signed the Corporate Compliance Statement - Return of Company Property & Information document, attached to this agreement as Exhibit A, and hereby affirm the representations therein.
8. Non-Waiver or Release of Subsequent Rights or Claims
Nothing contained herein is intended to or shall constitute a waiver or release of any rights or claims that arise after the date you sign this Agreement.
9. Non-Waiver of Rights Under this Agreement
Nothing herein is intended to or constitutes a waiver of any rights the Parties may have under this Agreement.
10. Representations and Warranties
As a material part of this Agreement, you make the following representations and warranties:
A. You have not commenced or asserted an administrative charge or complaint, and you have not commenced or asserted, and shall not commence or assert, any lawsuit, arbitration, claim or legal proceeding, against any or all of the Releasees that is designed to remedy or seek redress for any right or rights waived and/or released by this Agreement.
B. You agree to keep confidential all information relating to this Agreement, including its negotiation, terms and existence. You may communicate or publish any information relating to this Agreement to your immediate family (defined herein as parents, siblings, parents-in-law, spouse, domestic partner or children), legal and financial representatives, and tax preparer. Before such information is disclosed by you to any such person(s), however, you shall advise such person(s) that the information they will receive is to be kept confidential, and such person(s) must agree to maintain the confidentiality of the information they receive.
C. You are not aware of any facts or circumstances suggesting that the Company has engaged in any wrongful or unlawful conduct.
11. Restrictive Covenants.
A. Non-Disparagement
You will not make or cause to be made or published any statement, written or oral, directly or indirectly, which is intended to or has the effect of having any negative impact on the Company, its business or reputation in the marketplace or otherwise, subject to your rights in paragraphs 11(D) and 11(E).

B. Surviving Provisions; Confidentiality
You acknowledge and agree to honor and abide by your obligations under Section 8 (Restrictive Covenants), Section 9 (Cooperation), and Section 10 (Miscellaneous) of the Employment Agreement and the restrictive covenants in Appendix A of your Equity Awards (such sections of the Employment Agreement and Equity Awards collectively are referred to herein as, the “Surviving Provisions”, and shall survive the termination of your employment with the Company and the Employment Agreement and the Equity Awards and shall remain in full force and effect). You further acknowledge that as a condition of your employment with the Company, you previously entered into a Noncompetition, Nonsolicitation, Proprietary and Confidential Information and Developments Agreement (the “Restrictive Covenant Agreement”), a copy of which is being provided to you with this Agreement, and the provisions of which are incorporated herein by reference. You agree that the terms of the Restrictive Covenant Agreement and the Surviving Provisions shall continue by their own terms in full force and effect. You agree that the terms of the Restrictive Covenant Agreement and the Surviving Provisions are reasonable and that the consideration set forth in this Agreement shall also be considered additional consideration for your ratification of the Restrictive Covenant Agreement and the Surviving Provisions. In addition, you acknowledge your duty to keep confidential Protected Health Information within the meaning of federal HIPAA regulations, including, but not limited to, any patient-specific information derived from medical or financial records or from electronic data files used in Company’s business operations. Under the terms of this Agreement, the restrictive covenants and confidentiality obligations to the Company survive the execution of this Agreement. You acknowledge that your adherence to the terms of the Restrictive Covenant Agreement, the Surviving Provisions, and compliance with your above-referenced obligations to keep confidential Protected Health Information within the meaning of federal HIPAA regulations is important to the Company’s business. You agree to familiarize yourself with the provisions of the Restrictive Covenant Agreement, the Surviving Provisions, and the federal HIPAA regulations, as your violation of these confidentiality obligations may subject you to liability.
You further acknowledge and agree that you have a common law duty of confidentiality to the Company that prevents you from using the Company’s confidential information during or after employment, except on the Company’s behalf. You agree that you will not disclose to any person or entity any Confidential Information relating to the Company or its past or present partners, shareholders, owners, officers, directors or employees. For the purposes of this Agreement, the term “Confidential Information” shall mean information not in the public domain relating to the Company’s past or present clients, business processes or methods, its trade secrets, marketing, promotional, public relations or other plans, or other information involving the Company; the Company’s financial, payroll or wage information; or any personal matters of any partner, shareholder, owner, officer, director or employee of the Company.
C. Nothing in this Agreement, including paragraphs 11(A) through 11(B), shall be construed to prevent you (or any of the Releasees) from testifying truthfully, under oath, about any matter, if required to do so in any legal proceeding.
D. Nothing in this Agreement shall be construed to limit your right to initiate communications with, or participate or cooperate in any investigation conducted by, any federal, state or local government agency or regulatory authority, even if the subject matter of the communication or investigation concerns a right, claim or matter waived or released by this Agreement.
E. Nothing in this Agreement prohibits you from reporting possible violations of state or federal law or regulation to any government agency, regulator, or legal authority, or making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You are not required to notify the Company that you have made any such reports or disclosures; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege, unless disclosure of the information would otherwise be permitted by an applicable law or rule. Further, pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret as defined in the Economic Espionage Act that (i) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.”
F. You understand and agree that you shall not after your Separation Date contact or communicate with employees of the Company, other than the Company’s Chief Legal Officer or its Chief Human Resources Officer, with regard to the subject matter of this Agreement. Nothing herein shall preclude you from discussing in general terms your duties and responsibilities while at the Company.
12. Cooperation
Following the Separation Date, you agree to cooperate with the Company in regard to the transition of the business matters you handled on behalf of the Company. You also agree to reasonably cooperate with the Company and its counsel in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate in any way to events or occurrences that transpired while you were employed by the Company, subject to your rights in paragraphs 11(D) and 11(E) above. Your cooperation in connection with such claims or actions will include, but not be limited to, being available to meet with the Company’s counsel to prepare for discovery, trial, or any legal proceeding, and to act as a witness on behalf of the Company at mutually convenient times. The Company will reimburse you for all reasonable, pre-approved out-of-pocket costs and expenses (but not including attorneys’ fees and costs) that you incur and will compensate you at an hourly rate based on the base salary paid to you at the time of your separation (which is intended to be a fair and reasonable estimate of the total value of your lost time and is not intended to influence or in any way alter the substance of any testimony you may provide) in connection with your performance of your obligations under this paragraph of the Agreement, to the extent permitted by law.

13. Remedy in the Event of a Breach
In the event you breach any portion, or challenge the enforceability, of this Agreement, Appendix A of the Equity Awards, or the Restrictive Covenant Agreement, you shall immediately, upon written demand, return to the Company all monies paid to you pursuant to this Agreement (except the payment(s) set forth in paragraphs 4(A) and 4(C)) and the Company shall retain all rights to pursue legal and equitable remedies to: (i) enforce the terms of this Agreement, the Equity Awards, and the Restrictive Covenant Agreement, (ii) recover attorneys’ fees, expenses and costs the Company incurs in connection with any such action, and/or (iii) recover any and all other damages to which the Company may be entitled at law or in equity as a result of a breach of this Agreement, the Equity Awards or the Restrictive Covenant Agreement..
14. Additional Representations
By signing this Agreement, you further acknowledge, understand, and agree that by signing this Agreement, you are knowingly and voluntarily agreeing to waive and release, among other claims, any and all claims under the ADEA and the Older Workers Benefit Protection Act you have had or may have against the Company and/or the Releasees. Further, you understand and agree that:
A. You will have a period of twenty-one (21) calendar days from the date you receive this Agreement to review and deliberate whether or not to sign it, any or all of which period you may waive;
B. You are hereby advised to consult with an attorney before executing this Agreement;
C. You have carefully read and understand the terms of this Agreement, and have had a full and fair opportunity to review this Agreement with an attorney of your choice;
D. You have signed this Agreement freely and voluntarily and without fraud, duress or coercion and with full knowledge and understanding of its terms and of its significance and consequences and of the rights relinquished, surrendered, released and discharged hereunder; and
E. The only consideration for signing this Agreement is stated herein, and no other promise, agreement or representation of any kind has been made to you by any person or entity whatsoever to cause you to sign this Agreement.
15. Manner of Acceptance
In order to accept the terms of this Agreement, you must return a signed copy to the Company (at the address set forth in paragraph 17 hereof) by the twenty-first (21st) calendar day after the date you receive this Agreement. In the event a timely acceptance is made, and you do not revoke your signature pursuant to paragraph 16, the Company shall provide the consideration described in paragraph 4(B).

In the event the twenty-first (21st) day falls on a Saturday, Sunday or on a day that the Company’s corporate office is closed, your time to accept the terms of this Agreement shall be extended until the next regular business day that the Company’s office is open.
If you do not revoke your signature to this Agreement, the eighth (8th) day after your date of acceptance will be the effective date of this Agreement (the “Effective Date”).
16. Right to Revoke
You may revoke your signature (thereby rescinding your acceptance of the terms of this Agreement) within seven (7) calendar days from the date on which you sign this Agreement. If the seventh (7th) day falls on a Saturday, Sunday or on a day that the Company’s corporate office is closed, your time to revoke your signature shall be extended until the next regular business day that the Company’s corporate office is open. In the event you wish to revoke your signature, you must give written notice to that effect pursuant to paragraph 17 hereof. If you timely revoke your signature on this Agreement, or if you do not timely sign and return this Agreement to the Company (pursuant to paragraph 15), this Agreement shall be null, void and of no effect, and you shall not be entitled to any of the consideration described in paragraph 4(B).
17. Addresses for Notices
Any notice required pursuant to this Agreement shall be sent via registered mail, return receipt requested, or overnight mail with delivery confirmation to the following addresses:
If to the Company: HMS, 5615 High Point Drive, Irving, Texas 75038, Attention: Meredith Bjorck, Chief Legal Officer
If to You: [***]
Any Notice sent in accordance with this paragraph shall be deemed effective upon receipt. Notwithstanding anything to the contrary contained herein, at any time after the execution of this Agreement any Party may modify the address(es) (including telephone number(s)) to which it desires notices to be sent by advising the other, in writing as provided in this paragraph. Such modification shall be deemed effective upon receipt.
18. General Legal Matters
A.The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. In the event any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, unlawful or unenforceable, it shall be severed from the Agreement, and the court shall be permitted to redraft the language so as to conform the severed language to the Parties’ intent. If any provision, or portion thereof, of this Agreement is determined to be invalid under applicable statute or rule of law, only such provision, and only to the extent determined to be invalid, shall be deemed omitted from this Agreement, the remainder of which shall remain in full force and effect. In the event the general release provisions of this Agreement are determined to be invalid, you shall immediately execute a modified general release that is valid that shall be effective as of the date this Agreement becomes effective.

B. This Agreement (including the exhibits attached hereto), the Restrictive Covenant Agreement, and the Surviving Provisions reflect the entire agreement among the Parties relating to the matters set forth herein and relating to your employment. With the exception of the agreements described in paragraph 11(B), which agreements shall remain in full force and effect in accordance with their respective terms and conditions, any other agreements, understandings, promises or commitments among the Parties are superseded by this Agreement. This Agreement (including the exhibits attached hereto) has been negotiated, drafted and reviewed by the Parties and/or their designated counsel. No language herein shall be construed for or against the interests of any Party on the ground that either Party was the proponent or draftsperson thereof. This Agreement may not be changed unless the change is in writing and signed by you and the Company.
C. This Agreement will be governed by and construed as a sealed instrument under and in accordance with the laws of the State of Texas without regard to conflicts of law provisions. Any action, suit or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement must be commenced only in a court of the State of Texas (or, if appropriate, a federal court located within the State of Texas) and the Company and you each consent to the jurisdiction of such a court. With respect to any such court action, the Company and you (i) submit to the personal jurisdiction of such courts; (ii) consent to service of process by the means specified under paragraph 17; (iii) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, inconvenient forum, or service of process; and (iv) agree that the Company may seek injunctive relief in a court of law to enforce the restrictive covenants set forth in the Restrictive Covenant Agreement. THE COMPANY AND YOU EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING UNDER OR RELATING TO ANY PROVISION OF THIS AGREEMENT.
D. Paragraph headings used in this Agreement are for informational purposes only and shall not be construed or interpreted as part of this Agreement. Usage of the singular shall include the plural and vice versa. Use of male pronouns shall be read to include the female and vice versa.
E. Except for the specific representations expressly made by the Company in this Agreement, you specifically disclaim that you are relying upon or have relied upon on any communications, promises, statements, inducements, or representation(s) that may have been made, orally or in writing, regarding the subject matter of this Agreement. The Parties represent that they are relying solely and only on their own judgment in entering into this Agreement.
F. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if and to the extent applicable, and will be interpreted and applied in a manner consistent with that intention. Toward that end, unless permitted sooner by Section 409A of the Code, severance amounts otherwise payable within six (6) months after termination of employment will be deferred until and become payable on the first (1st) day of the seventh (7th) month following termination of employment. Further, to the extent Section 409A of the Code is applicable, the phrase “termination of employment” shall have the same meaning as a “separation from service” as defined in Section 409A of the Code and its accompanying regulations. Notwithstanding any provision of this Agreement, to the extent required by Section 409A, if the time period in which this Agreement may be signed and revoked spans two (2) taxable years, the Separation Payments shall be made or commence in the latter year.
G. This Agreement can be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument for the same effect as if all Parties hereto had signed the same signature page. A facsimile or e-mail copy of any Party’s signature shall be deemed as legally binding as the original signature.
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PLEASE READ CAREFULLY – THIS AGREEMENT INCLUDES A RELEASE OF CLAIMS, INCLUDING A RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. BEFORE SIGNING THIS AGREEMENT, YOU MAY TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS THIS AGREEMENT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE).

I hereby provide this Separation, Waiver and General Release Agreement as of the date set forth below and acknowledge that my execution of this Separation, Waiver and General Release Agreement is in further consideration of the separation benefits that I acknowledge I would not be entitled to if I did not sign it. I intend this Separation, Waiver and General Release Agreement to become a binding agreement between the Company and me if I do not revoke my acceptance within seven (7) days of the date set forth next to my signature below. My signature below means that I have read this Agreement and agree and consent to all of the terms and conditions contained in this Release.

RELEASOR:

/s/ Teresa South	4/6/2020
Teresa South	Date

FOR THE RELEASEES:

/s/ David Alexander
By: David Alexander
Title: Senior Vice President
Chief Human Resources and Compliance Officer

EXHIBIT A

hms

Corporate Compliance Statement—Return of Property and Information

Upon hire, I pledged that I would return all HMS company property and all confidential information belonging to HMS, its subsidiaries, affiliates and clients, including protected health information (PHI) in my possession, at such time as my employment by, or business relationship with, HMS ended.

I hereby declare and attest that I have returned to the Company all HMS property previously in my possession or to which I had been granted access, including but not limited to computer, computer equipment, software and peripherals, electronic devices, electronic and paper files, and documents (in paper or electronic form). I also declare and attest that I have returned all confidential information belonging to HMS, its subsidiaries, affiliates and clients, including PHI and/or other confidential information pertaining to individuals or to the Company or its business, along with any and all copies thereof.

I hereby agree not to use, publish, or otherwise disclose any sensitive HMS data or processes, which HMS is obligated to maintain in confidence under applicable law or contract provision. I further attest that I have not maintained any proprietary, sensitive, or protected health information in any medium on my personal electronic devices.

I acknowledge that my authorization to access or possess HMS company property and any PHI or other confidential personal information obtained, used, maintained, or stored in connection with business activities of the Company ceased with the termination of employment by, or business relationship with, HMS.

Further, with respect to confidential medical or health information:

1. I understand that unauthorized disclosure of that information in violation of state or federal law, including but not limited to the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and regulations promulgated to implement that statute, may result in civil or criminal penalties.

2. I acknowledge that in receiving, storing, processing, using, or taking any other action with respect to that information, I have been and remain fully bound by federal and state laws and regulations concerning the confidentiality of medical and financial records, including but not limited to applicable federal regulations governing the Medicare and Medicaid programs (42 C.F.R . §§ 431.300 - 431.307; 42 C.F.R. §§ 401.101 - 401.152, and 42 C.F.R § 482.24), the HIPAA Privacy Rule (45 C.F.R. Parts 160 and 164) and applicable state laws and regulations protecting the confidentiality of confidential information.

Finally, I affirm that there are no privacy, compliance or security issues of which I am aware that have not been reported to the respective Chief Compliance Officer and/or Chief Security Officer.

I declare under penalty of perjury that the foregoing is true and correct.

Employee or Consultant Name	Employee or Consultant Signature
Date of Attestation	Date of Termination

EXHIBIT B

Waiver and General Release Agreement

        This Waiver and General Release Agreement (“Release”), entered into by and between Teresa South (referred to herein as “You” or “Releasor”) and HMS Holdings Corp. For purposes of this Release, the term “Company” shall refer to HMS Holdings Corp and its corporate affiliates and their respective direct and indirect subsidiaries and successors and assigns. Terms used in this Release with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Separation, Waiver and General Release Agreement, dated _________, 2020, by and between you and the Company (the “Agreement”). The Company, together with its past and present parents, subsidiaries, affiliates, shareholders, owners, partners, members, officers, directors, representatives, employees, agents, counsel, successors and assigns, benefit plans, benefit plan trustees and administrators are referred to collectively herein as the “Releasees.” You and the Releasees shall be referred to collectively herein as the “Parties” and individually as a “Party.”

        WHEREAS, you and the Company are parties to the Agreement; and

        WHEREAS, paragraph 4(B) of the Agreement provides that you will be entitled to certain payments and benefits if you sign a release of claims agreement;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Nature of Agreement and Non-Admission of Liability
This is an agreement of settlement and compromise, and by entering into this Release none of the Parties agree or concede in any manner whatsoever that they violated any law or statute of any jurisdiction, breached any duty, responsibility or contract, or acted improperly in any manner. It is understood and agreed that nothing in this Release shall be interpreted or construed as the admission of any wrongdoing by any or all the Releasees or by any person or entity acting for or on behalf of any or all of the Releasees.
2. Release
In exchange for the consideration provided by the Company under the terms of the Agreement in paragraph 4(B), you irrevocably and unconditionally release and discharge the Releasees jointly and severally, from any and all debts, claims, liabilities, demands and causes of action of every kind, nature and description, in law, or in equity, which against the Releasees, you, your heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the date you sign this Release. You represent that you have not assigned or otherwise transferred any interest in any claim (or any portion thereof) that is the subject of this Release.

This Release covers, without limitation, any claims of harassment and/or discrimination on the basis of sex, sexual orientation, gender identification, pregnancy, disability (including claims concerning a history or record of a disability, predisposing genetic condition, and claims that you were regarded as having a disability), handicap, genetic information, race, color, religion, creed, national origin, ancestry, age, citizenship, ethnic characteristics, marital status or military/veteran status and also includes, no matter how denominated or described, any claims under any federal, state or local law, statute, rule, regulation, ordinance or executive order of discrimination and/or retaliation and non-payment of wages, bonuses, commissions or other compensation, including, without limitation, the Age Discrimination in Employment Act of 1967 (“ADEA”), Older Workers Benefit Protection Act, Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964, Civil Rights Act of 1866 and/or 1871, 42 U.S.C. § 1981, The Civil Rights Act of 1991, Rehabilitation Act of 1973, Executive Order 11246, Executive Order 11141, Genetic Information Nondiscrimination Act of 2008, Americans with Disabilities Act of 1990 (“ADA”), ADA Amendments Act, Family and Medical Leave Act, Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, Fair Labor Standards Act, Worker Adjustment and Retraining Notification Act, Fair Credit Reporting Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, Texas Labor Code Annotated § 21.001 et seq. (Texas civil rights law), Texas Labor Code Annotated § 21.055 et seq. (Texas whistleblower protection law), Texas Commission on Human Rights Act, Texas Law on Communicable Diseases, Texas Breast-Feeding Rights and Policies Law, and all other federal, state and local laws, and including without any limitation, any claims of wrongful or tortious discharge or termination, breach of contract, breach of the implied covenant of good faith and fair dealing, written or oral, express or implied, breach of promise, public policy, negligence, intentional infliction of emotional distress, negligent infliction of emotional distress, assault, battery, false imprisonment, defamation, libel, slander, invasion of privacy, impairment of economic opportunity, loss of business opportunity, fraud, misrepresentation, and whistleblower activities, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local law, statute, rule, regulation, ordinance or executive order not expressly referenced above. This Release does not affect your right to benefits under the terms of any employee benefit plan in which you participated while employed by the Company, continuation coverage benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), your right to enforce the terms of the Agreement, any claim for indemnification to which you are entitled under the Company’s directors and officers liability insurance or under the Certificate of Incorporation or By-Laws of the Company or your rights under the Equity Awards.
This Release does not apply to any claims or rights that may arise after the date you sign this Release. Excluded from this Release are any claims which cannot be waived by law, including but not limited to, the right to participate in an investigation conducted by certain government agencies. You do, however, waive your right to any monetary recovery from the Company or the Releasees should any agency (e.g., the Equal Employment Opportunity Commission) pursue any claims on your behalf, unless otherwise prohibited by law, and provided that you have not waived any right to, and shall not be precluded from seeking, any government issued award including any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, or similar provision. You represent and warrant that you have not filed any complaint, charge, or lawsuit against the Company with any government agency or any court.
You agree never to sue the Company or the Releasees in any forum for any claim covered by the above waiver and release language, except that you may bring a claim against the Company under the ADEA to challenge this Release. If you violate this Release by suing the Company or the Releasees, other than under the ADEA or as otherwise set forth above, you shall be liable to the Company and/or the Releasees for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this Release is intended to reflect any party’s belief that your waiver of claims under ADEA is invalid or unenforceable, it being the interest of the Company and you that such claims are waived.

The Parties intend this Release to be construed and interpreted to the fullest extent permitted by law as a general release. The terms of this Release are accepted by you as full and complete resolution, accord and satisfaction of any and all claims, demands or grievances you have made against, and/or could have made against any of the Releasees.

3. Acknowledgements
You acknowledge that you have no knowledge of any violations by the Company of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Fair Debt Collection Practices Act, the civil or criminal provisions of the federal False Claims Act, the Civil Monetary Penalties Statute, Titles XVIII and XIX of the Social Security Act (the Medicare and Medicaid statutes), the Health Care Benefit Program False Statements Statute, the Health Care Fraud Statute, any and all of the statutory provisions referenced in the Federal Health Care Offense Definitions Statute, or any other federal or state laws relating to negligence, fraud and abuse in health care (collectively, the “Health Care Laws”), or the Sarbanes Oxley Act. You have received instruction from the Company on how to report claims or violations under the Health Care Laws and the Sarbanes Oxley Act, and as of the date of your executing this Release, you have no claims to report under the Health Care Laws or the Sarbanes Oxley Act. You further certify that you have not reported to any government authority or other entity any such healthcare or securities compliance concerns, issues, and/or violations or potential violations, which remain unanswered or unresolved. Furthermore, in connection with the foregoing acknowledgements, you have signed the Corporate Compliance Statement - Return of Company Property & Information document, attached to the Agreement as Exhibit A, and hereby reaffirm the representations therein.
4. Non-Waiver or Release of Subsequent Rights or Claims
Nothing contained herein is intended to or shall constitute a waiver or release of any rights or claims that arise after the date you sign this Release.

5. Non-Waiver of Rights Under this Release
Nothing herein is intended to or constitutes a waiver of any rights the Parties may have under this Release.
6. Representations and Warranties
As a material part of this Release, you make the following representations and warranties:
A. You have not commenced or asserted an administrative charge or complaint, and you have not commenced or asserted, and shall not commence or assert, any lawsuit, arbitration, claim or legal proceeding, against any or all of the Releasees that is designed to remedy or seek redress for any right or rights waived and/or released by this Release.
B. You agree to keep confidential all information relating to this Release, including its negotiation, terms and existence. You may communicate or publish any information relating to this Release to your immediate family (defined herein as parents, siblings, parents-in-law, spouse, domestic partner or children), legal and financial representatives, and tax preparer. Before such information is disclosed by you to any such person(s), however, you shall advise such person(s) that the information they will receive is to be kept confidential, and such person(s) must agree to maintain the confidentiality of the information they receive.
C. You are not aware of any facts or circumstances suggesting that the Company has engaged in any wrongful or unlawful conduct.
7. Remedy in the Event of a Breach
In the event you breach any portion, or challenge the enforceability, of this Release, Appendix A of the Equity Awards, or the Restrictive Covenant Agreement, you shall immediately, upon written demand, return to the Company all monies paid to you pursuant to the Agreement (except the payment(s) set forth in paragraphs 4(A) and 4(C) of the Agreement) and the Company shall retain all rights to pursue legal and equitable remedies to: (i) enforce the terms of the Agreement, this Release, the Equity Awards, and the Restrictive Covenant Agreement, (ii) recover attorneys’ fees, expenses and costs the Company incurs in connection with any such action, and/or (iii) recover any and all other damages to which the Company may be entitled at law or in equity as a result of a breach of this Release, the Agreement, the Equity Awards or the Restrictive Covenant Agreement.
8. Additional Representations
By signing this Release, you further acknowledge, understand, and agree that by signing this Release, you are knowingly and voluntarily agreeing to waive and release, among other claims, any and all claims under the ADEA and the Older Workers Benefit Protection Act you have had or may have against the Company and/or the Releasees. Further, you understand and agree that:
A. You may not sign this Release until after the close of business on the Separation Date;

B. You are hereby advised to consult with an attorney before executing this Release;
C. You have carefully read and understand the terms of this Release, and have had a full and fair opportunity to review this Release with an attorney of your choice;
D. You have signed this Release freely and voluntarily and without fraud, duress or coercion and with full knowledge and understanding of its terms and of its significance and consequences and of the rights relinquished, surrendered, released and discharged hereunder; and

E. The only consideration for signing this Release is stated herein, and no other promise, agreement or representation of any kind has been made to you by any person or entity whatsoever to cause you to sign this Release.

9. Manner of Acceptance
In order to accept the terms of this Release, you must return a signed copy to the Company (at the address set forth in paragraph 11 hereof) on or within seven (7) calendar days after the Separation Date (provided that you may not sign this Release until after the close of business on the Separation Date). In the event a timely acceptance is made, and you do not revoke your signature pursuant to paragraph 10, the Company shall provide the consideration described in paragraph 4(B) of the Agreement.
In the event the seventh (7th) day falls on a Saturday, Sunday or on a day that the Company’s corporate office is closed, your time to accept the terms of this Release shall be extended until the next regular business day that the Company’s corporate office is open.
If you do not revoke your signature to this Release, the eighth (8th) day after your date of acceptance will be the effective date of this Release.
10. Right to Revoke
You acknowledge that you were previously given a period of twenty-one (21) calendar days within which to review and consider the provisions of this Release. You may revoke your signature (thereby rescinding your acceptance of the terms of this Release) within seven (7) calendar days from the date on which you sign this Release. If the seventh (7th) day falls on a Saturday, Sunday or on a day that the Company’s corporate office is closed, your time to revoke your signature shall be extended until the next regular business day that the Company’s corporate office is open. In the event you wish to revoke your signature, you must give written notice to that effect pursuant to paragraph 11 hereof. If you timely revoke your signature on this Release, or if you do not timely sign and return this Release to the Company (pursuant to paragraph 9), this Release shall be null, void and of no effect, and you shall not be entitled to any of the consideration described in paragraph 4(B) of the Agreement.

11. Addresses for Notices
Any notice required pursuant to this Release shall be sent via registered mail, return receipt requested, or overnight mail with delivery confirmation to the following addresses:
If to the Company: HMS, 5615 High Point Drive, Irving, Texas 75038, Attention: Meredith Bjorck, Chief Legal Officer.
If to You: [***]
Any Notice sent in accordance with this paragraph shall be deemed effective upon receipt. Notwithstanding anything to the contrary contained herein, at any time after the execution of this Release any Party may modify the address(es) (including telephone number(s)) to which it desires notices to be sent by advising the other, in writing as provided in this paragraph. Such modification shall be deemed effective upon receipt.
12. General Legal Matters
A. The invalidity or unenforceability of any provision of this Release shall not affect the validity or enforceability of any other provision hereof. In the event any provision of this Release is determined by a court of competent jurisdiction to be invalid, unlawful or unenforceable, it shall be severed from the Release, and the court shall be permitted to redraft the language so as to conform the severed language to the Parties’ intent. If any provision, or portion thereof, of this Release is determined to be invalid under applicable statute or rule of law, only such provision, and only to the extent determined to be invalid, shall be deemed omitted from this Release, the remainder of which shall remain in full force and effect. In the event the general release provisions of this Release are determined to be invalid, you shall immediately execute a modified general release that is valid that shall be effective as of the date this Release becomes effective.
B. This Release, together with the Agreement, reflects the entire agreement among the Parties relating to the matters set forth herein and relating to your employment. With the exception of the Agreement, the agreements described in paragraphs 11(D) and 11(E) of the Agreement and any Equity Award that you may have received during your employment, which agreements shall remain in full force and effect in accordance with their respective terms and conditions, any other agreements, understandings, promises or commitments among the Parties are superseded by this Release. This Release, together with the Agreement, has been negotiated, drafted and reviewed by the Parties and/or their designated counsel. No language herein shall be construed for or against the interests of any Party on the ground that either Party was the proponent or draftsperson thereof. This Release may not be changed unless the change is in writing and signed by you and the Company.
C. This Release will be governed by and construed as a sealed instrument under and in accordance with the laws of the State of Texas without regard to conflicts of law provisions. Any action, suit or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Release must be commenced only in a court of the State of Texas (or, if appropriate, a federal court located within the State of Texas) and the Company and you each consents to the jurisdiction of such a court. With respect to any such court action, the Company and you (i) submit to the personal jurisdiction of such courts; (ii) consent to service of process by the means specified under paragraph 11; (iii) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, inconvenient forum, or service of process; and (iv) agree that the Company may seek injunctive relief in a court of law to enforce the restrictive covenants set forth in the Restrictive Covenant Agreement. THE COMPANY AND YOU EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING UNDER OR RELATING TO ANY PROVISION OF THIS RELEASE.
D. Paragraph headings used in this Release are for informational purposes only and shall not be construed or interpreted as part of this Release. Usage of the singular shall include the plural and vice versa. Use of male pronouns shall be read to include the female and vice versa.
E. Except for the specific representations expressly made by the Company in this Release, you specifically disclaim that you are relying upon or have relied upon on any communications, promises, statements, inducements, or representation(s) that may have been made, orally or in writing, regarding the subject matter of this Release. The Parties represent that they are relying solely and only on their own judgment in entering into this Release.
F. This Release is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if and to the extent applicable, and will be interpreted and applied in a manner consistent with that intention. Toward that end, unless permitted sooner by Section 409A of the Code, severance amounts otherwise payable within six (6) months after termination of employment will be deferred until and become payable on the first (1st) day of the seventh (7th) month following termination of employment. Further, to the extent Section 409A of the Code is applicable, the phrase “termination of employment” shall have the same meaning as a “separation from service” as defined in Section 409A of the Code and its accompanying regulations. Notwithstanding any provision of this Release, to the extent required by Section 409A, if the time period in which this Release may be signed and revoked spans two (2) taxable years, the Separation Payments shall be made or commence in the latter year.
G. This Release can be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument for the same effect as if all Parties hereto had signed the same signature page. A facsimile or e-mail copy of any Party’s signature shall be deemed as legally binding as the original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PLEASE READ CAREFULLY – THIS RELEASE INCLUDES A RELEASE OF CLAIMS, INCLUDING A RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. BEFORE SIGNING THIS RELEASE, YOU MAY TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS THIS RELEASE AGREEMENT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE).

I hereby provide this Waiver and General Release Agreement as of the date set forth below and acknowledge that my execution of this Waiver and General Release Agreement is in further consideration of the separation benefits that I acknowledge I would not be entitled to if I did not sign it. I intend this Waiver and General Release Agreement to become a binding agreement between the Company and me if I do not revoke my acceptance within seven (7) days of the date set forth next to my signature below. My signature below means that I have read this Waiver and General Release Agreement and agree and consent to all of the terms and conditions contained in this Waiver and General Release Agreement.

RELEASOR:

_____________________________ Teresa South	______________________________ Date

FOR THE RELEASEES:

_________________________________________
David Alexander
Senior Vice President
Chief Human Resources and Compliance Officer